Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PLUS THERAPEUTICS, INC.

Plus Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Plus Therapeutics, Inc. (the “Corporation”).

SECOND: On March 4 2025, the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and providing for such consideration of such amendment at a special meeting of the Corporation’s stockholders.

THIRD: On May 2, 2025, a special meeting of the Corporation’s stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: Article IV.A of the Certificate of Incorporation, of the Corporation be hereby amended and restated to read in its entirety as follows:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 2,005,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

FIFTH: This amendment to the Corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Plus Therapeutics, Inc. has caused this Certificate of Amendment to be signed by the undersigned, thereunto duly appointed, this 2nd day of May, 2025.

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Name:	Marc H. Hedrick, M.D
Title:	President and Chief Executive Officer